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                                                                    Exhibit 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 21, 2000 included in this Registration Statement and to all references to our Firm included in this Registration Statement.



                                   /s/  Arthur Andersen LLP


Pittsburgh, Pennsylvania
March 15, 2001